Exhibit 99.1

Workday Names Gerrit Kazmaier President, Product and Technology

Former Google and SAP Executive Joins Workday to Lead Global Innovation Strategy

Sayan Chakraborty to Retire from Workday After a Decade of Transformative Leadership

PLEASANTON, Calif., Feb.25, 2025 – Workday, Inc. (NASDAQ: WDAY), the AI platform for managing people and money, today announced the appointment of Gerrit Kazmaier to the role of president, product and technology. Kazmaier will succeed Sayan Chakraborty, who is retiring from Workday, assuming leadership of the company’s innovation strategy and product and technology organization.

Kazmaier brings extensive experience driving innovation in enterprise software. He joins Workday from Google Cloud, where he led the data analytics and business intelligence division, overseeing the organization’s AI-ready data cloud strategy. Before Google, Kazmaier spent nearly 11 years at SAP in various leadership roles, including president of SAP HANA and SAP’s Analytics.

“Gerrit’s strong enterprise software experience and a proven track record in cloud and AI transformation, make him the perfect person to lead the next chapter of Workday's innovation,” said Workday CEO Carl Eschenbach. “We are grateful to Sayan for being a driving force for our innovation strategy for the past 10 years, and we look forward to building on his great work under Gerrit’s leadership.”

“Just as they did with the cloud, Workday has incredible potential to again redefine HR and finance with AI, and I am thrilled to be part of that journey,” said Gerrit Kazmaier, president, product and technology, Workday. “Workday has the unique combination of a powerful AI platform and best-in-class applications to truly revolutionize the way we work. I look forward to joining my fellow Workmates and our valued partners as we unlock these opportunities for customers around the world.”

Kazmaier’s appointment will be effective as of March 10.

About Workday

Workday is the AI platform that helps organizations manage their most important assets – their people and money. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 11,000 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

© 2025 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s leadership, innovation, transformation, and potential. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

SOURCE Workday, Inc.

For further information: Investor Relations Contact, ir@workday.com, Media Contact, media@workday.com